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                                                             EXHIBIT 23.2

                           CONSENT OF BDO SEIDMAN, LLP
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of SEEC, Inc. of our report dated March 10, 2003, relating to the consolidated financial statements of Asera, Inc. for the year ended December 31, 2002 in the Current Report on Form 8-K/A of SEEC, Inc. We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO Seidman, LLP
---------------------------

BDO Seidman, LLP
San Francisco, California
April 4, 2003